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                                                                    EXHIBIT 12.1

                         ADVANSTAR COMMUNICATIONS INC.
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
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
                                               PREDECESSOR                               ADVANSTAR
                            -------------------------------------------------   ----------------------------
                                                              FOR THE PERIOD     FOR THE PERIOD
                                      YEAR ENDED             FROM JANUARY 1,    FROM OCTOBER 12,
                                     DECEMBER 31,              2000 THROUGH       2000 THROUGH
                            ------------------------------     OCTOBER 11,        DECEMBER 31,      COMBINED
                              1997       1998       1999           2000               2000            2000
                            --------   --------   --------   ----------------   -----------------   --------

                                         (DOLLARS IN THOUSANDS)                    (DOLLARS IN THOUSANDS)
Earnings before fixed
  charges:
  Income (loss) before
    income taxes,
    extraordinary item and
    accounting change.....  $(8,312)   $(27,172)  $(12,016)       $10,700           $(22,817)       $(12,117)
  Portion of rents
    representatives of
    interest factor.......    1,024       1,368      1,798          1,821                288          2,109
  Interest on
    indebtedness..........   15,117      27,862     39,888         38,161             13,765         51,926
                            -------    --------   --------        -------           --------        --------
    Earnings (loss) before
      fixed charges.......  $ 7,829    $  2,058   $ 29,670        $50,682           $ (8,764)       $41,918
                            =======    ========   ========        =======           ========        ========
Fixed charges:
  Portion of rents
    representative of
    interest factor.......  $ 1,024    $  1,368   $  1,798        $ 1,821           $    288        $ 2,109
  Interest on
    indebtedness..........   15,117      27,862     39,888         38,161             13,765         51,926
                            -------    --------   --------        -------           --------        --------
    Total fixed charges...  $16,141    $ 29,230   $ 41,686        $39,982           $ 14,053        $54,035
                            =======    ========   ========        =======           ========        ========
Ratio of earnings to fixed
  charges.................       --          --         --            1.3                 --             --
                            =======    ========   ========        =======           ========        ========
Deficiency in the coverage
  of fixed charges by
  earnings before fixed
  charges.................  $(8,312)   $(27,172)  $(12,016)            --           $(22,817)       $(12,117)
                            =======    ========   ========        =======           ========        ========

                                         ADVANSTAR
                            -----------------------------------

                                             NINE MONTHS ENDED
                             YEAR ENDED        SEPTEMBER 30,
                            DECEMBER 31,    -------------------
                                2001          2001       2002
                            -------------   --------   --------
                             (RESTATED)
                                  (DOLLARS IN THOUSANDS)
Earnings before fixed
  charges:
  Income (loss) before
    income taxes,
    extraordinary item and
    accounting change.....     $(57,820)    $(26,559)  $(43,309)
  Portion of rents
    representatives of
    interest factor.......        2,378        1,850      1,857
  Interest on
    indebtedness..........       55,499       41,680     38,797
                               --------     --------   --------
    Earnings (loss) before
      fixed charges.......     $     57     $ 16,971   $ (2,655)
                               ========     ========   ========
Fixed charges:
  Portion of rents
    representative of
    interest factor.......     $  2,378     $  1,850   $  1,857
  Interest on
    indebtedness..........       55,499       41,680     38,797
                               --------     --------   --------
    Total fixed charges...     $ 57,877     $ 43,530   $ 40,654
                               ========     ========   ========
Ratio of earnings to fixed
  charges.................           --           --         --
                               ========     ========   ========
Deficiency in the coverage
  of fixed charges by
  earnings before fixed
  charges.................     $(57,820)    $(26,559)  $(43,309)
                               ========     ========   ========
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